QuantumSphere, Inc. Financial Statements December 31, 2013 and 2012

REPORT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders

QuantumSphere, Inc.

Santa Ana, California

We have audited the accompanying balance sheets of QuantumSphere, Inc. as of December 31, 2013 and 2012, and the related statements of operations, stockholders’ equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of QuantumSphere, Inc. as of December 31, 2013 and 2012, and the results of its operations and its cash flows for the years then ended, in conformity with U.S. generally accepted accounting principles.

As discussed in Note 1, the Company completed a merger subsequent to year end with Way Cool Imports, Inc., a publicly traded shell company.

/S/ SQUAR, MILNER, MIRANDA, PETERSON & WILLIAMSON, LLP

Newport Beach, California

April 22, 2014

QUANTUMSPHERE, INC.

BALANCE SHEETS

December 31, 2013 and 2012

	2013	2012

ASSETS

Current Assets
Cash	$375,235	$44,862
Accounts receivable	18,819	9,035
Prepaid expenses and other current assets	29,887	12,899
Total current assets	423,941	66,796

Property and Equipment, net	128,316	77,725
Patents, net	109,554	95,973
Other Assets	8,761	8,761

Total assets	$670,572	$249,255

LIABILITIES AND STOCKHOLDERS’ DEFICIT

Current Liabilities
Accounts payable and accrued expenses	$1,022,742	$1,096,977
Deferred revenue	–	24,000
Convertible notes payable, net of discounts	2,667,500	851,397
Total current liabilities	3,690,242	1,972,374

Stockholders’ Deficit
Convertible preferred stock, no par value, 500,000 shares authorized, 440,000 shares issued, no shares outstanding, liquidation preference of $0.25 per share	–	–
Common stock, no par value, 50,000,000 shares authorized, 11,056,059 issued and outstanding	21,496,878	21,496,878
Additional paid-in capital	9,607,472	8,214,260
Accumulated deficit	(34,124,020)	(31,434,257)
Total stockholders’ deficit	(3,019,670)	(1,723,119)

Total liabilities and stockholders’ deficit	$670,572	$249,255

Page 2	The accompanying notes are an integral part of these financial statements.

QUANTUMSPHERE, INC.

STATEMENTS OF OPERATIONS

For the Years Ended December 31, 2013 and 2012

	2013	2012

Net Sales	$244,061	$193,525

Cost of Sales	278,581	297,082

Gross Profit (Loss)	(34,520)	(103,557)

Operating Expenses
Research and development	716,140	495,224
Selling, marketing and advertising	28,569	53,096
General and administrative	1,349,984	1,445,584
Total operating expenses	2,094,693	1,993,904

Loss from Operations	(2,129,213)	(2,097,461)

Other Income (Expense)
Interest expense, net	(266,371)	(50,532)
Interest expense – amortization of note discounts	(303,379)	(164,934)
Gain on disposal of assets	10,000	31,554
Impairment of intangible assets	–	(7,497)
Total other expense, net	(559,750)	(191,409)

Loss Before Provision for Income Taxes	(2,688,963)	(2,288,870)

Provision for Income Taxes	800	800

Net Loss	$(2,689,763)	$(2,289,670)

Basic and Diluted Loss Per Common Share	$(0.24)	$(0.21)

Basic and Diluted Weighted-Average Common Shares Outstanding	11,056,059	11,051,993

Page 3	The accompanying notes are an integral part of these financial statements.

QUANTUMSPHERE, INC.

STATEMENTS OF STOCKHOLDERS’ DEFICIT

For the Years Ended December 31, 2013 and 2012

	Convertible Preferred Stock		Common Stock		Additional Paid-in	Subscription	Accumulated
	Shares	Amount	Shares	Amount	Capital	Receivable	Deficit	Total

BALANCE – December 31, 2011	–	$–	11,052,698	$21,491,836	$7,495,848	$(50,000)	$(29,144,587)	$(206,903)
Payment of subscription receivable	–	–	–	–	–	50,000	–	50,000
Issuance of warrants with debt	–	–	–	–	206,037	–	–	206,037
Shares issued for accounts payable	–	–	3,361	5,042	–	–	–	5,042
Stock-based compensation	–	–	–	–	512,375	–	–	512,375
Net loss	–	–	–	–	–	–	(2,289,670)	(2,289,670)
BALANCE – December 31, 2012	–	–	11,056,059	21,496,878	8,214,260	–	(31,434,257)	(1,723,119)
Issuance of warrants with debt and related beneficial conversion feature	–	–	–	–	262,276	–	–	262,276
Stock-based compensation	–	–	–	–	1,130,936	–	–	1,130,936
Net loss	–	–	–	–	–	–	(2,689,763)	(2,689,763)

BALANCE – December 31, 2013	–	$–	11,056,059	$21,496,878	$9,607,472	$–	$(34,124,020)	$(3,019,670)

Page 4	The accompanying notes are an integral part of these financial statements.

QUANTUMSPHERE, INC.

STATEMENTS OF CASH FLOWS

For the Years Ended December 31, 2013 and 2012

	2013	2012

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(2,689,763)	$(2,289,670)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	56,209	70,784
Impairment of intangible assets	–	7,497
Gain on disposal of fixed assets	(10,000)	(31,554)
Stock-based compensation	1,130,936	512,375
Interest expense – amortization of note discounts	303,379	164,934
Changes in operating assets and liabilities:
Accounts receivable	(9,784)	19,951
Prepaid expenses and other current assets	(16,988)	5,053
Accounts payable and accrued expenses	(74,235)	654,425
Deferred revenue	(24,000)	24,000
Net cash used in operating activities	(1,334,246)	(862,205)

CASH FLOWS FROM INVESTING ACTIVITIES
Payments for development of patents	(18,421)	(9,341)
Purchase of property and equipment	(101,960)	(59,726)
Cash received from disposal of equipment	10,000	31,554
Net cash used in investing activities	(110,381)	(37,513)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issuances of notes payable	2,025,000	892,500
Payments of convertible notes payable	(250,000)	–
Payment of subscription note receivable	–	50,000
Net cash provided by financing activities	1,775,000	942,500

NET INCREASE IN CASH	330,373	42,782

CASH – beginning of year	44,862	2,080

CASH – end of year	$375,235	$44,862

SUPPLEMENTAL CASH FLOW INFORMATION
Interest paid	$34,954	$695
Income taxes paid	$800	$–

(continued)

Page 5	The accompanying notes are an integral part of these financial statements.

QUANTUMSPHERE, INC.

STATEMENTS OF CASH FLOWS

For the Years Ended December 31, 2013 and 2012

SUPPLEMENTAL INFORMATION OF NONCASH INVESTING AND FINANCING
ACTIVITIES

During the year ended December 31, 2013, the Company completed the following significant noncash transactions:

•	Issued 700,000 warrants to purchase common stock with a relative fair value of approximately $262,000 in connection with the issuance of notes payable and recorded such amount as a debt discount.

•	Issued 560,541 options to purchase common stock valued at approximately $729,000 to satisfy certain accrued expenses.

During the year ended December 31, 2012, the Company completed the following significant noncash transactions:

•	Issued 1,023,334 warrants to purchase common stock with a relative fair value of approximately $206,000 in connection with the issuance of notes payable and recorded such amount as a debt discount.

•	Issued 3,361 common shares for services valued at approximately $5,000.

Page 6	The accompanying notes are an integral part of these financial statements.

QUANTUMSPHERE, INC.

NOTES TO FINANCIAL STATEMENTS

December 31, 2013 and 2012

1.	ORGANIZATION AND BUSINESS

QuantumSphere, Inc. (the “Company”) was organized under the laws of the State of California on January 31, 2003 (Inception). The Company has developed a process to manufacture metallic nanopowders with end-use applications in the battery and chemical sectors. The Company’s products are used on a stand-alone basis, in the validation of Company nano-iron catalysts coated onto commercial iron catalysts used in the production of ammonia on a prospective basis, and research, development and initial marketing of zinc-air battery products. Following years of repeated lab validations, the Company’s nano-iron catalysts will undergo commercial validation testing in an existing ammonia plant in the second half of this year. In addition, the Company anticipates introducing zinc-air battery products on a commercial basis in late 2014 or early 2015. The Company’s major activities to date have included capital formation, research and development, and marketing of its metallic nanopowder products.

On April 22, 2014, the Company executed an Amended and Restated Agreement and Plan of Merger with Way Cool Imports, Inc., a Nevada corporation (“Way Cool”) and Way Cool Merger Sub, Inc., a Nevada corporation. The merger (the “Merger”) resulted in the Company becoming a wholly-owned subsidiary of Way Cool. As part of the merger, Way Cool has issued shares of common stock to holders of the Company’s common stock at a rate of one-to-one. Following the Merger, the former shareholders of the Company own approximately 81% of Way Cool’s outstanding common stock. The Merger is intended to be a tax-free reorganization under the provisions of the Internal Revenue Code and accounted for under financial reporting standards as a public shell reverse merger. See Note 8.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The summary of significant accounting policies presented below is designed to assist in understanding the Company’s financial statements. Such financial statements and accompanying notes are the representations of Company’s management, who are responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States of America (“U.S. GAAP”) in all material respects, and have been consistently applied in preparing the accompanying financial statements.

Use of Estimates

The accompanying financial statements are prepared in conformity with U.S. GAAP and require management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements. The use of estimates may also affect the reported amounts of revenues and expenses during the reporting periods. Significant estimates made by management include, among others, realization of capitalized assets, valuation of equity instruments, and deferred income tax valuation allowances. Actual results could differ from those estimates.

QUANTUMSPHERE, INC.

NOTES TO FINANCIAL STATEMENTS

December 31, 2013 and 2012

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Revenue Recognition

The Company recognizes revenue when all four of the following criteria are met: (i) persuasive evidence that an arrangement exists; (ii) delivery of the products and/or services has occurred; (iii) the selling price is fixed or determinable; and (iv) collectability is reasonably assured. The Company does not grant customers the right to return the products after such products have been accepted. Amounts billed for shipping and handling are recorded as a component of net sales and the cost incurred for freight is included as a component of operating expenses in the statements of operations.

Cash and Cash Equivalents

The Company considers demand deposits, U.S. treasury securities and highly-liquid debt investments purchased with original maturities of three months or less to be cash equivalents. The Company did not have any cash equivalents as of December 31, 2013 and 2012.

The Company maintains its cash in major banks. From time to time, the Company’s cash balances exceed the Federal Deposit Insurance Corporation limit. The Company has not experienced and does not anticipate any losses relating to these amounts.

Accounts Receivable

The Company makes periodic evaluations of the creditworthiness of its customers and manages its exposure to losses from bad debts by limiting the amount of credit extended whenever deemed necessary and generally does not require collateral. The Company maintains an allowance for estimated uncollectible accounts receivable, as appropriate, and such losses have historically been minimal and within management’s expectations. There were no allowances for estimated uncollectible accounts at December 31, 2013 and 2012.

Property and Equipment

Purchased property and equipment is stated at cost, less accumulated depreciation. Repairs and maintenance of equipment are charged to expense as incurred. Expenditures for major renewals and betterments that extend the useful lives of property and equipment are capitalized. Gains or losses on dispositions of property and equipment are included in the results of operations when realized. Depreciation is computed using the straight-line method over the estimated useful lives of the related assets, ranging from three to seven years. Leasehold improvements are amortized over the shorter of terms of the leases or their estimated useful lives. Depreciation expense on assets acquired under capital leases is included in depreciation expense.

QUANTUMSPHERE, INC.

NOTES TO FINANCIAL STATEMENTS

December 31, 2013 and 2012

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Patents

Costs incurred in applying for patents relating to the Company’s process for production of nanopowders have been capitalized. Patents are amortized to reflect the pattern of economic benefits consumed, on a straight-line basis, over the estimated periods benefited. As of December 31, 2013, nine patents have been issued and three patents are pending approval. Additional significant costs may be required for the continued development of end-use applications for the Company’s technology.

Impairment of Long-Lived Assets

Long-lived assets and intangible assets to be held and used are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The Company evaluates potential impairment by comparing the carrying amount of the assets with the estimated undiscounted future cash flows associated with them. Should the review indicate that an asset is not recoverable, the Company’s carrying value of the asset would be reduced by the estimated shortfall to fair value.

Fair Value Measurements

The carrying amounts of financial instruments such as accounts receivable, accounts payable and convertible notes payable approximate the related fair values due to the short-term maturities of these instruments.

The Company follows the guidance of U.S. GAAP with respect to assets and liabilities that are measured at fair value. U.S. GAAP establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value as follows:

•	Level 1: Observable inputs such as quoted prices in active markets;

•	Level 2: Inputs, other than the quoted prices in active markets, that are observable either directly or indirectly; and

•	Level 3: Unobservable inputs in which there is little or no market data, which require the reporting entity to develop its own assumptions

The Company did not have any assets or liabilities that are measured at fair value on a recurring or nonrecurring basis during the years ended December 31, 2013 and 2012.

QUANTUMSPHERE, INC.

NOTES TO FINANCIAL STATEMENTS

December 31, 2013 and 2012

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Research and Development Costs

Research and development costs are expensed as incurred. Costs incurred for research and development for new or improved processes to produce nanopowders as well as end use applications for the nanopowders are expensed until the production process or applications have been determined to be commercially viable. Costs incurred after the production process is viable and a working model of the equipment has been completed will be capitalized as long-lived assets.

Income Taxes

Deferred income taxes are recognized for the tax consequences in future years of differences between the tax basis of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized. The provision for income taxes represents the tax payable for the period, if any, and the change during the period in deferred tax assets and liabilities.

The Company provides for tax contingencies, if any, for federal, state and local exposures relating to audit results, tax planning initiatives and compliance responsibilities. The development of these reserves requires judgments about tax issues, potential outcomes and timing. Although the outcome of such matters is uncertain, in management’s opinion adequate provision for income taxes has been made for potential liabilities emanating from these reviews. If actual outcomes differ materially from these estimates, they could have a material impact on the Company’s results.

The Company does not believe it has any uncertain income tax positions that could materially affect its financial statements. The Company’s federal and state income tax returns remain open to agency examination for the standard statute length of time after filing.

Loss Per Share

The Company calculates basic loss per share by dividing the net loss attributable to common stockholders by the weighted-average number of common shares outstanding. Diluted loss per share is computed similar to basic loss per share, except that the denominator is increased to include the number of additional common shares that would have been outstanding if such additional common shares had been issued and were dilutive.

Potential common shares, consisting of options and warrants, totaling 10,946,415 and 8,628,999, respectively, have been excluded from the computations of diluted net loss per share because the effect would have been anti-dilutive for 2013 and 2012, respectively.

QUANTUMSPHERE, INC.

NOTES TO FINANCIAL STATEMENTS

December 31, 2013 and 2012

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Stock-Based Compensation

The Company measures all employee stock-based compensation awards using the Black-Scholes-Merton valuation model and allocates the related expense over the requisite service period. The expected volatility is based on the historical volatility of the Company’s stock as determined by its private placement offerings, the expected life of the award is based on the simplified method.

The Company accounts for nonemployee stock-based transactions using the fair value of the consideration received (i.e. the value of the goods or services) or the fair value of the equity instruments issued, whichever is more reliably measurable.

Risks and Uncertainties

The Company faces risks and uncertainties relating to its ability to successfully implement and fulfill its strategy. Among other things, these risks include the ability to obtain revenues; manage operations; competition; attract, retain and motivate qualified personnel; maintain and develop new strategic relationships; and the ability to anticipate and adapt to the changing nanotechnology market and any changes in government regulations.

Therefore, the Company may be subject to the risks of delays in consummating contracts with customers and suppliers, raising sufficient capital to achieve its objectives and other uncertainties, including financial, operational, technological, regulatory and other risks associated with an emerging business, including the potential risks of business failure. Technology and manufacturing companies with whom the Company is expected to compete, in general, are well capitalized. The Company is competing against entities with the financial and intellectual resources and expressed intent of performing rapid technological innovation. The Company’s resources are limited and must be allocated to focus objectives in order to succeed.

3.	SELECTED FINANCIAL STATEMENT CAPTIONS

Property and equipment as of December 31, 2013 and 2012 consisted of the following:

	2013	2012
Production equipment	$409,646	$321,455
Computer equipment and software	31,085	22,137
Office furniture and equipment	7,257	7,257
Scientific equipment	13,198	8,377
Lab furniture and fixtures	52,655	52,655
	513,841	411,811
Accumulated depreciation	(385,525)	(334,156)
	$128,316	$77,725

QUANTUMSPHERE, INC.

NOTES TO FINANCIAL STATEMENTS

December 31, 2013 and 2012

3.	SELECTED FINANCIAL STATEMENT CAPTIONS (continued)

Accounts payable and accrued expenses as of December 31, 2013 and 2012 consisted of the following:

	2013	2012
Accrued salaries	$499,783	$979,777
Accrued interest	281,333	49,837
Accrued legal	127,947	17,860
Accounts payable	78,743	19,198
Other accrued expenses	34,936	30,305
	$1,022,742	$1,096,977

At December 31, 2013 and 2012, accrued expenses included approximately $500,000 and $980,000, respectively, of accrued salaries. During 2013, the Company granted options to purchase common stock to satisfy a portion of the related accrued salaries. See Note 5.

4.	CONVERTIBLE NOTES PAYABLE

In January 2012, the Company issued a convertible promissory note for the principal amount of $250,000. The note had a term of one year and bore interest at the fixed rate of 8% per annum, with a default rate of 10% per annum. In May 2013, the Company repaid all outstanding principal and accrued interest of $282,534. In connection with the note, the Company issued a warrant to purchase 166,667 shares of common stock, exercisable for a period of five years at $1.50 per share. As of December 31, 2013, all related warrants were outstanding.

Beginning in April 2012 and through May 2013, the Company issued convertible promissory notes (“Series K Notes”) in the collective principal amount of $1,167,500. The Series K Notes have a term of ninety days, bear interest at the rate of 10% per annum, with a default rate of 18% per annum, and are convertible into common stock at $0.7159 per share, at the option of the holder. As of December 31, 2013, all Series K Notes were past due. Also in connection with the Series K Notes, the Company issued warrants to purchase 1,556,667 shares of common stock, exercisable for a period of five years at $0.75 per share. The Company recorded a debt discount comprising the relative fair value of the warrants and a beneficial conversion feature relating to the issuance of such notes. All related debt discounts were fully amortized as of December 31, 2013. As of December 31, 2013, all related warrants were outstanding.

In February 2014, the Company repaid a Series K Note of $25,000 in principal and $7,240 of accrued interest. On April 22, 2014, all remaining Series K Notes and accrued interest of were converted into approximately 2,002,700 shares of common stock in connection with the Merger described in Note 1.

QUANTUMSPHERE, INC.

NOTES TO FINANCIAL STATEMENTS

December 31, 2013 and 2012

4.	CONVERTIBLE NOTES PAYABLE (continued)

The relative fair value of warrants granted in conjunction with the Series K Notes and the related beneficial conversion features were estimated on the date of grant using the Black-Scholes-Merton option pricing model and the following:

Risk free interest rate	0.6% - 0.8%
Expected term	5 years
Expected volatility	34.7% – 42.7%
Dividend yield	–

In June 2013 and July 2013, the Company issued convertible promissory notes (“Series L Notes”) in the collective principal amount of $1,000,000. The Series L Notes were due December 31, 2013 and bore interest at the rate of 5% per annum through July 31, 2013 and noninterest bearing thereafter. As of December 31, 2013, all Series L Notes were past due. During January 2014, Series L Notes were amended to bear interest at a rate of 5% per annum through the maturity date, December 31, 2013, with a default rate of 18% per annum. On April 22, 2014, the Series L Notes were mandatorily converted into common stock and warrants upon the Merger described in Note 1. Upon conversion, holders of Series L Notes were issued approximately 834,000 shares of common stock and 500,400 warrants to purchase common stock. Such warrants have a term of five years and an exercise price of $1.50 per share.

In July 2013, the Company issued convertible promissory notes (“Series M Notes”) in the collective principal amount of $500,000. The Series M Notes were due March 31, 2014 and bore interest at the rate of 15% per annum, with a default rate of 18% per annum. On April 22, 2014, the Series M Notes were mandatorily converted into common stock and warrants upon the Merger described in Note 1. Upon conversion, holders of Series M Notes were issued approximately 310,100 shares of common stock and 155,100 warrants to purchase common stock. Such warrants have a term of five years and an exercise price of $1.50 per share.

5.	STOCKHOLDERS’ (DEFICIT) EQUITY

Stock Options

In 2004, the Company adopted the 2004 Stock Option and Incentive Plan (the “2004 Plan”) for directors, employees, consultants and other persons acting on behalf of the Company, under which 4,000,000 shares of common stock were authorized for issuance. Options granted under the 2004 Plan vest on the date of grant, over a fixed period of time, or upon the occurrence of certain events and are exercisable for up to ten years. In 2012, the shares authorized for issuance was increased to 6,000,000 shares of common stock. As of December 31, 2013, there were 24,756 shares of common stock available for grant under the 2004 Plan.

QUANTUMSPHERE, INC.

NOTES TO FINANCIAL STATEMENTS

December 31, 2013 and 2012

5.	STOCKHOLDERS’ (DEFICIT) EQUITY (continued)

Stock Options (continued)

During the year ended December 31, 2013, the Company issued to employees, officers, directors, advisory board and consultants options to purchase 2,170,540 shares of common stock, which are exercisable at a price ranging from $1.30 to $1.80 per share, collectively (the “2013 Options”). As payment for a portion of accrued salaries payable of approximately $729,000 to consultants, 560,541 of the 2013 Options were issued. The fair value of such options was determined based on the fair value of services rendered or $1.30 per option. The fair value of all other 2013 Options were determined using the Black-Scholes-Merton option pricing model, as described below.

During the year ended December 31, 2012, the Company issued options to purchase 522,666 shares of common stock to employees, officers, directors, advisory board and consultants, collectively (the “2012 Options”) and are exercisable at a price of $1.50 per share.

The fair value of stock options granted were estimated on their respective grant dates using the Black-Scholes-Merton option pricing model and the following assumptions for the years ended December 31:

	2013	2012
Risk free interest rate	1.0% - 1.4%	0.6% - 0.8%
Expected term	6 years	6 years
Expected volatility	45.1% - 45.5%	34.7% - 42.7%
Dividend yield	–	–

Stock compensation expense related to options was $1,044,000 and $395,000 for the years ended December 31, 2013 and 2012, respectively. Unrecognized compensation costs related to nonvested stock options was $1,152,000 as of December 31, 2013. The related cost is expected to be recognized over the remaining weighted-average vesting period of 2.2 years.

QUANTUMSPHERE, INC.

NOTES TO FINANCIAL STATEMENTS

December 31, 2013 and 2012

5.	STOCKHOLDERS’ (DEFICIT) EQUITY (continued)

Stock Options (continued)

A summary of the status of the options granted is as follows:

	Shares	Weighted- Average Exercise Price	Average Remaining Contractual Term (Years)

Outstanding – December 31, 2011	3,718,415	$2.77
Granted	522,666	$1.50
Forfeited or expired	(406,877)	$1.50
Outstanding – December 31, 2012	3,834,204	$1.39	5.8
Granted	2,170,540	$1.44
Forfeited or expired	(30,000)	$1.50
Outstanding – December 31, 2013	5,974,744	$1.40	6.6
Exercisable:
December 31, 2012	3,233,909	$1.37	5.4
December 31, 2013	4,311,793	$1.37	5.5

A summary of the status of the Company’s nonvested options and changes are presented below:

	Shares	Weighted- Average Grant-Date Fair Value
Nonvested - December 31, 2011	750,704	$0.83
Granted	522,666	$0.52
Vested	(627,361)	$0.71
Forfeited	(45,714)	$1.01
Nonvested - December 31, 2012	600,295	$0.68
Granted	2,170,540	$0.82
Vested	(1,107,139)	$1.00
Nonvested - December 31, 2013	1,663,696	$0.65

The aggregate intrinsic value of vested and exercisable stock options was approximately $1,227,000 and $0 as of December 31, 2013 and 2012, respectively.

QUANTUMSPHERE, INC.

NOTES TO FINANCIAL STATEMENTS

December 31, 2013 and 2012

5.	STOCKHOLDERS’ (DEFICIT) EQUITY (continued)

Warrants

During the year ended December 31, 2013, the Company issued warrants to purchase 500,000 shares of common stock, exercisable for a period of seven years at $1.30 per share, to a member of management subject to satisfaction of certain vesting conditions.

During the year ended December 31, 2012, the Company issued warrants to purchase 550,000 shares of common stock, exercisable for a period of seven years at $1.50 per share, to certain members of management subject to satisfaction of certain vesting conditions.

The fair value of warrants granted were estimated on their respective grant dates using the Black-Scholes-Merton option pricing model and the following assumptions for the years ended December 31:

	2013	2012
Risk free interest rate	1.5%	1.1%
Expected term	7 years	7 years
Expected volatility	45.3%	34.9%
Dividend yield	–	–

Stock compensation expense related to warrants was $87,000 and $117,000 for the years ended December 31, 2013 and 2012, respectively. Unrecognized compensation costs related to nonvested warrants was $254,000 as of December 31, 2013. The related cost is expected to be recognized over the remaining weighted-average vesting period of 0.7 years.

During 2013 and 2012, the Company also issued warrants in connection with the issuance of convertible notes payable. See Note 4.

QUANTUMSPHERE, INC.

NOTES TO FINANCIAL STATEMENTS

December 31, 2013 and 2012

5.	STOCKHOLDERS’ (DEFICIT) EQUITY (continued)

Warrants (continued)

A summary of the status of all warrants granted is as follows:

	Shares	Weighted- Average Exercise Price	Average Remaining Contractual Term (Years)

Outstanding – December 31, 2011	4,843,977	$2.46
Granted	1,573,334	$1.09
Outstanding – December 31, 2012	6,417,311	$2.13	3.7
Granted	1,200,000	$0.98
Forfeited	(356,944)	$1.50
Outstanding – December 31, 2013	7,260,367	$1.97	3.0
Exercisable:
December 31, 2012	5,399,257	$2.24	3.3
December 31, 2013	6,635,367	$2.02	2.7

A summary of the status of the Company’s nonvested warrants granted in exchange for services or under compensation arrangements is presented below:

	Shares	Weighted- Average Grant-Date Fair Value
Nonvested - December 31, 2011	1,004,166	$0.55
Granted	550,000	$0.57
Vested	(531,945)	$0.55
Nonvested - December 31, 2012	1,022,221	$0.56
Granted	500,000	$0.62
Forfeited	(356,944)	$0.57
Vested	(540,277)	$0.57
Nonvested - December 31, 2013	625,000	$0.59

The aggregate intrinsic value of vested and exercisable warrants was approximately $94,000 and $0 as of December 31, 2013 and 2012, respectively.

QUANTUMSPHERE, INC.

NOTES TO FINANCIAL STATEMENTS

December 31, 2013 and 2012

6.	INCOME TAXES

For the years ended December 31, 2013 and 2012, the provision for income taxes consists entirely of state income taxes.

The following is a reconciliation of the provision for income taxes computed at the statutory federal rate of 34% to the net provision for income taxes for the years ended December 31:

	2013	2012
Benefit at statutory rate (34%)	$(914,000)	$(778,000)
State tax benefit, net of federal tax benefit	(115,000)	(137,000)
Stock based compensation and other	240,000	512,000
Change in valuation allowance	789,800	403,800
Net provision for income taxes	$800	$800

Significant components of deferred tax assets and liabilities at December 31, 2013 and 2012 consist of tax net operating loss carryforwards offset by full valuation allowances. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during periods in which those temporary differences become deductible. Management believes that, based on a number of factors, including the available objective positive and negative evidences, it is more likely than not that deferred tax assets will not be realized.

As of December 31, 2013 and 2012, the Company’s deferred tax assets were primarily comprised of tax net operating loss carryforwards totaling approximately $9,100,000 and $8,500,000, respectively. As of December 31, 2013, the Company has federal and state tax net operating loss carryforwards of approximately $22,776,000 and $22,751,000, respectively. If unused, the federal and state net operating losses begin to expire in 2023 and 2014, respectively. Utilization of the net operating loss credit carryforwards may be subject to a substantial annual limitation due to ownership change limitations that may have occurred or that could occur in the future, as required by Section 382 of the Internal Revenue Code of 1986, as amended, as well as similar state provisions. The Company has not completed a study to assess whether an ownership change has occurred or whether there have been multiple ownership changes since the Company’s formation due to the complexity and cost associated with such a study, and the fact that there may be additional such ownership changes in the future.

The Company does not believe it has any uncertain income tax positions that could materially affect its financial statements. The Company’s federal and state income tax returns remain open to agency examination for the standard statute length of time after filing.

QUANTUMSPHERE, INC.

NOTES TO FINANCIAL STATEMENTS

December 31, 2013 and 2012

7.	COMMITMENTS AND CONTINGENCIES

The Company has noncancelable operating lease commitments for equipment through December 2016 and real property through February 2017. Rent expense under operating leases is recognized on the straight-line basis over the term of the leases. Rent expense for the years ended December 31, 2013 and 2012 were approximately $104,000 and $109,000, respectively.

Future minimum lease payments under operating leases approximate the following for the fiscal years ending December 31:

2014	$85,000
2015	104,000
2016	107,000
2017	17,000

$313,000

8.	SUBSEQUENT EVENTS (UNAUDITED)

In January and February 2014, the Company issued additional Series M Notes in the collective principal amount of $4,000,000, which were due March 31, 2014. The Series M Notes bore interest at the rate of 15% per annum, with a default rate of 18% per annum. On April 22, 2014, the Series M Notes were mandatorily converted into common stock and warrants upon the Merger described in Note 1. Upon conversion, holders of these Series M Notes were issued approximately 2,300,400 shares of common stock and 1,150,200 warrants to purchase common stock. Such warrants have a term of five years and an exercise price of $1.50 per share.

On April 1, 2014, a majority of the Company’s shareholders approved a 1-for-10,000 share combination (the “Reverse Stock Split”) to convert 10,000 outstanding shares of the Company’s common stock into one share of common stock, whereby persons holding less than one whole share of common stock after effectiveness of the Reverse Stock Split will be paid $2.00 multiplied by the number of shares of common stock held prior to the Reverse Stock Split. As a result of the Reverse Stock Split, the Company repurchased 593,187 shares for a total repurchase price of $1,186,374.

After giving effect to the Reverse Stock Split, the Company effected a 10,000-for-1 stock split whereby one share of common stock split into 10,000 shares of common stock.

There was no effect on common stock options and warrants as a result of the Reverse Stock Split and forward stock split.

QUANTUMSPHERE, INC.

NOTES TO FINANCIAL STATEMENTS

December 31, 2013 and 2012

8.	SUBSEQUENT EVENTS (UNAUDITED) (continued)

On April 18, 2014, members of the Company’s board of directors were issued warrants to collectively purchase 250,000 shares of the Company’s common stock. Such warrants immediately vested, are exercisable at a price of $2.00 per share, and expire seven years from the date of issuance.

Through April 22, 2014, immediately prior to the close of the Merger described in Note 1, the Company closed a private placement of units at a price of $2.00 per unit. Each unit consisted of one share of common stock and a warrant to purchase one-half share of common stock, exercisable for a period of five years at a full share exercise price of $1.50. The units offering resulted in the Company receiving gross proceeds of $2,534,000, consisting of $2,334,000 in cash subscriptions and $200,000 in a subscription in the form of a full recourse promissory note bearing interest at the rate of one percent per annum and due and payable on or before June 14, 2014. As a result, the Company sold 1,267,000 units comprised of 1,267,000 shares of common stock and warrants to purchase 633,500 shares of common stock.

On April 22, 2014, the Company closed the Merger with Way Cool, as described in Note 1. Following the Merger, Way Cool had 21,377,066 shares of common stock outstanding, options to purchase 5,942,078 shares of common stock outstanding and warrants to purchase 13,383,233 shares of common stock outstanding.

Page 20